EXHIBIT 10.11


                           BIOTECHNICA INTERNATIONAL, INC.
             EIGHTH AMENDMENT TO SECURED REVOLVING CREDIT AGREEMENT
               AND FIFTH AMENDMENT TO SECURED REVOLVING CREDIT NOTE

Harris Trust and Savings Bank
Chicago, Illinois

Gentlemen:

Reference is hereby made to that certain Secured Revolving credit Agreement dated as of October 26, 1993, as amended (the "CREDIT AGREEMENT") between the undersigned, BioTechnica International, Inc., a Delaware corporation (the "COMPANY") and you (the "BANK"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

The Company has requested that the Bank make certain amendments to the Credit Agreement and the Bank is willing to do so under the terms and conditions set forth in this Amendment.

1.  AMENDMENTS.

Upon your acceptance hereof in the space provided for that purpose below, and the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be and hereby is amended as follows:

1.1. Section 1.1(a) of the Credit Agreement shall be amended by replacing the date "December 1, 1996" appearing therein with the date "December 31, 1997".

1.2. Section 1.3(b) of the Credit Agreement shall be amended by replacing the phrase "three-quarters of one percent (0.75%)" with the phrase
"one percent (1%)".

1.3. The definition of the term "Tangible Net Worth" contained in Section 4 of the Credit Agreement shall be amended to read as follows:

"TANGIBLE NET WORTH" shall mean the excess of the total assets minus the total liabilities (other than liabilities consisting of indebtedness for borrowed money of the Company which is expressly subordinated to the prior payment in full of the Company's indebtedness, obligations and liabilities to the Bank pursuant to written subordination provisions acceptable to the
Bank) of the Company and its Subsidiaries and minus the total amount of all intangible assets of the Company and its Subsidiaries (including, without limitation, unamortized debt discount and expense, deferred charges and goodwill), all as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied."

1.4.   Section 7.9 of the Credit Agreement shall be amended to read as follows:

7.9. TANGIBLE NET WORTH. The Company will maintain Tangible Net Worth in an amount not less than (1) $7,000,000 on the last day of each fiscal year of the Company, and (b) $6,000,000 at all other times."

1.5. Section 7.11 of the Credit Agreement shall be amended by deleting the word "and" appearing at the end of subsection (i) thereof, by replacing the period appearing at the end of subsection (j) with the phrase "; and" and by adding the following provision thereto as subsection 7.11(k):

"(k) indebtedness of the Company to Akin Corporation Seed Company in an aggregate principal amount not to exceed $5,000,000 at any time."

1.6. Exhibit A to the Credit Agreement and the Revolving Note of the Company payable to the order of Harris Trust and Savings Bank (the "Note") shall each be amended by replacing the date "December 1, 1996" appearing in the first paragraph therein with the date "December 31, 1997".

1.7.   The Bank shall type the following legend on its Note:

"This Note has been amended pursuant to the terms of an Eighth Amendment to Secured Revolving Credit Agreement and Fifth Amendment to Secured Revolving Credit Note dated as of November ___, 1996, including an extension of the maturity date hereof, to which reference is hereby made for a statement of terms thereof."

1.8. As soon as available, but in any event no later than December 31, 1996, the Company shall deliver to the Bank such resolutions of the Company's board of director authorizing the execution and delivery of this Amendment by the Company and the performance by the Company of the terms hereof and such opinions of counsel to the Company as the Bank may request. The Company and the Bank agree that the Company's failure to comply with this Section 1.8 shall constitute an Event of Default under Section 8.1 of the Credit Agreement.

2.   WAIVER.

Upon satisfaction of the conditions precedent set forth in Section 3 hereof:

2.1. The Bank hereby waives non-compliance by the Company with Section 7.8 of the Credit Agreement from November 1, 1996 through January 31, 1997.

2.2. The waiver contained in Section 2.1 of this Amendment is limited to matters set forth in that Section, and the Company agrees that it remains obligated to comply with the terms of the Credit Agreement and the other Loan Documents, including Section 7.8 of the Credit Agreement, and that the Bank shall not be obligated in the future to waive any provision of the Credit Agreement or the other Loan Documents.

3.   CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1. The Company and the Bank shall have executed and delivered this Amendment.

3.2. Each of the representations and warranties set forth in Section 5 of the Credit Agreement shall be true and correct.

3.3. The Company shall be in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Potential Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.

3.4. All legal matters incident to the execution and delivery hereof and the instruments and documents contemplated hereby shall be satisfactory to the Bank.

3.5. Each of Genetics and each Guarantor Subsidiary shall have executed and delivered to the Bank its acknowledgment in the form set forth below.

4.  REPRESENTATIONS.

In order to induce the Bank to execute and deliver this Amendment, the Company hereby represents to the Bank that as of the date hereof, each of the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.4 shall be deemed to refer to the most recent financial statements of the Company delivered to the Bank) and the Company is in full compliance with all of the terms and conditions of the Credit Agreement and no Potential Default or Event of Default has occurred and is continuing thereunder or shall result after giving effect to this Amendment.

5.  MISCELLANEOUS.

5.1. The Company has heretofore executed and delivered to the Bank that certain Security Agreement Re: Accounts Receivable, General Intangibles and Inventory dated as of October 26, 1993 (the "SECURITY AGREEMENT") and the Company hereby agrees that notwithstanding the execution and delivery of this Amendment, the Security Agreement shall be and remain in full force and effect and that any rights and remedies of the Bank thereunder, obligations of the Company thereunder and any liens and security interests created or provided for thereunder shall be and remain in full force and effect and shall not be affected, impaired or discharged thereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Security Agreement as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

5.2. Except as specifically amended herein, the Credit Agreement and the Note shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Note or any communication issued or made pursuant to or with respect to the Credit Agreement or the Note, any reference in any of such to the Credit Agreement or the Note being sufficient to refer to the Credit Agreement or the Note as amended hereby.

5.3. The Company agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Bank.

5.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.
This Amendment shall be governed by the internal laws of the State of Illinois.

Dated as of November 27, 1996.

BIOTECHNICA INTERNATIONAL, INC.

By  /s/ Bruno Carette
Its President-COO


Accepted and agreed to as of the date and year last above written.

HARRIS TRUST AND SAVINGS BANK

By:  /s/ Brian J. Moeller
Its Vice President